                        WELLS REAL ESTATE FUND IX, L.P.

             SUPPLEMENT NO. 2 DATED JUNE 28, 1996 TO THE PROSPECTUS
                             DATED JANUARY 5, 1996


     This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund IX, L.P. dated January 5, 1996 and Supplement No. 1 thereto dated April 24, 1996 (collectively, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

     The purpose of this Supplement is to describe the following:

        (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund IX, L.P. (the "Partnership");

        (ii) The Joint Venture Agreement entered into between the Partnership and Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII");

        (iii) The acquisition by the Joint Venture of real property in Madison, Wisconsin (the "Property");

        (iv) Revisions to the "MANAGEMENT" section of the Prospectus; and

        (v) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus.

STATUS OF THE OFFERING

        Pursuant to the Prospectus, the offering of Units in the Partnership commenced January 5, 1996. The Partnership commenced operations on February 12, 1996, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of June 24, 1996, the Partnership had raised a total of $12,570,080 in offering proceeds (1,257,008 Units), comprised of $9,872,260 raised from the sale of Class A Status Units (987,226 Units) and $2,697,820 raised from the sale of Class B Status Units (269,782 Units).

JOINT VENTURE AGREEMENT

        On June 10, 1996, the Partnership formed a joint venture with Wells Fund VIII, a Georgia limited partnership having Leo F. Wells, III and Wells Partners, L.P. as general partners, known as Fund VIII and Fund IX Associates (the "Joint Venture"). The investment objectives of Wells Fund VIII are substantially identical to those of the Partnership.

        The Joint Venture was formed for the purpose of acquiring a 7.09 acre tract of real property located in Madison, Wisconsin (the "Property") and constructing thereon a four-story office building containing approximately 96,750 rentable square feet (the "Project"). Westel-Milwaukee Company, Inc. d/b/a Cellular One ("Cellular One") has agreed to lease approximately 75,000 rentable square feet of the Project pursuant to the Agreement to Lease described below.

        All income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the Joint Venture will be allocated and distributed between Wells Fund VIII and the Partnership based on their respective capital contributions to the Joint Venture.

        As of June 24, 1996, Wells Fund VIII and the Partnership had each invested $487,444 in the Joint Venture and owned a 50% equity interest in the Joint Venture. It is anticipated that the ultimate percentage ownership in the Joint Venture to be owned by each of the respective partnerships will remain at 50% as further contributions are made to the Joint Venture to fund the Project.

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

        Wells Fund VIII will act as the initial Administrative Venturer of the Joint Venture and, as such, will be responsible for establishing policies and operating procedures with respect to the business and affairs of the Joint Venture. However, approval of each of Wells Fund VIII and the Partnership is required for any major decision or any action which materially affects the Joint Venture or the Property.

        No payment will be made by the Joint Venture to any of Wells Fund VIII, the Partnership or any Affiliate, or partners or employees of any of Wells Fund VIII or the Partnership for the services of any such party, other than under management agreements and leasing and tenant coordinating agreements with Wells Management Company, Inc., an Affiliate of the General Partners, as manager and agent, which agreements concern the management and leasing of the Project to be owned and operated by the Joint Venture. The Partnership will pay fees and expenses to the General Partners and their Affiliates as described in the section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES."

JOINT VENTURE'S INVESTMENT

        Purchase of the Property.  Wells Capital, Inc., an Affiliate of the
        ------------------------
General Partners, entered into an Agreement for the Purchase and Sale of Real Property dated April 23, 1996 (the "Purchase Agreement") with American Family Mutual Insurance Company (the "Seller") for the acquisition of a 7.09 acre tract of real property located in Madison, Wisconsin (the "Property") for a purchase price of $833,941. The Seller is not affiliated with the Joint Venture, Wells Fund VIII, the Partnership or their General Partners.

        Under the Purchase Agreement, the purchaser was granted an initial inspection period in order to determine the suitability of the Property for acquisition and the right to terminate the Purchase Agreement at any time during the inspection period. The acquisition of the Property was also subject to certain conditions, including the execution of a lease or an enforceable agreement to enter into a lease with Cellular One, the receipt of all approvals to permit the construction of the Project, the receipt of a satisfactory appraisal showing the value of the Property together with the commercial office building and other improvements contemplated thereon. An independent appraisal of the Property was prepared by The David L. Beale Company, Real Estate Appraisers and Consultants, as of June 17, 1996, pursuant to which the market value of the land and the leased fee interest in the Property subject to the Agreement to Lease was estimated to be at least $10,400,000 in 1998 dollars. This value estimate was based upon a number of assumptions, including (i) that the Project will be finished in accordance with plans and specifications provided, and (ii) that the building will be operating at a stabilized level within one year of completion with Cellular One occupying 78% of the rentable area and other tenants occupying 90% of the remaining rentable area.

        Wells Capital, Inc. assigned its interest in the Purchase Agreement to the Joint Venture on June 17, 1996, and the Joint Venture purchased the Property from the Seller on June 19, 1996 pursuant to the terms of the Purchase Agreement. On or about the date of the closing, Wells Fund VIII assigned its interest in the Architect's Agreement to the Joint Venture, and the Joint Venture entered into the Development Agreement and the Construction Contract (all described below). In accordance with the terms of the Custodial Agency Agreement dated November 15, 1994 between Wells Fund VIII and The Bank of New York (as successor-in-interest to NationsBank of Georgia, N.A.) (the "Agent"), and the Amended and Restated Custodial Agency Agreement dated November 30, 1995 between the Partnership and the Agent, legal title to the Property is being held by the Agent as agent for the Joint Venture.

        At closing, the Seller paid real estate commissions of approximately $83,394. The Joint Venture paid attorneys fees of $25,000 and title insurance and other closing costs of approximately $7,000 in connection with the closing of the acquisition of the Property. The amount payable to the appraiser for the appraisal report has not yet been invoiced, but is estimated to total approximately $5,000.

        Location of the Property.  The Property is located in an office park
        ------------------------
development known as The American Center, which includes more than 800 acres in Madison, Wisconsin. More than 400 acres of the site are reserved for corporate office and commercial development. A portion of the site has been fully developed, with the majority of the site currently in the planning stages. The American Center includes the new national headquarters facility of American Family Mutual Insurance Company containing approximately 840,000 rentable square feet. American Family Mutual Insurance Company is an insurance and financial services company with in excess of $5 billion in assets, which owns and is developing The American Center. The American Center includes on-site services and amenities for use by all tenants of buildings located in the office park, including a business services complex, childcare center, banking facilities, lodging and conference facilities, restaurants and specialty retail shops. The development features attractive entry treatments, walking and biking paths, professionally landscaped grounds and a number of scenic ponds. Design guidelines and protective covenants are in place to ensure standards of quality and appearance for development within The American Center.

        The American Center is located on the east side of Madison, at the junction of Interstate 90/94 and U.S. Highway 151 which links the Center to major metropolitan cities in the Midwest. The site is minutes from Madison's Dane County Airport, which provides commercial service to regional and national destinations; one hour from Milwaukee's Mitchell Airport; two hours from Chicago's O'Hare International Airport; and four hours from Minneapolis/St. Paul. The American Center is conveniently accessible to all parts of the metropolitan Madison, Wisconsin area, including the state capital, downtown Madison and the University of Wisconsin campus, each of which destinations can be reached within a 15-minute drive.

         The American Center is close to all necessary services, such as lodging, retail, automotive service and restaurants, yet is designed to stand alone to support a corporate office environment. The development has also been designed to accommodate the future needs of its business tenants with all sites having access to fiber-optic communication cables and roadway systems which are planned to accommodate long-range traffic needs.

        Wisconsin has experienced significant economic growth during the latter half of the last decade. Projections by the Wisconsin Department of Administration forecast an 18% population growth for Dane County (in which Madison is located) between 1980 and the year 2000. According to the U.S. Census, the population in 1990 for the City of Madison was 191,262, and 367,085 for Dane County.

        The Joint Venture will experience competition for tenants from owners and managers of various other office buildings located in the immediate area of the Project which could adversely affect the Joint Venture's ability to attract and retain tenants.

        Development Agreement.  On June 18, 1996, the Joint Venture entered into
        ---------------------
a Development Agreement (the "Development Agreement") with ADEVCO Corporation, a Georgia corporation (the "Developer"), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Project.

        The Developer is an Atlanta based real estate development and management company formed in 1990 which specializes in the development of office buildings. The Developer has previously developed four office buildings for Affiliates of the General Partners. In this regard, the Developer entered into (i) a development agreement with Wells Real Estate Fund III, L.P. ("Wells Fund III"), a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a two-story office building containing approximately 34,300 rentable square feet located in Greenville, North Carolina (the "Greenville Project"), (ii) a development agreement with Fund IV and Fund V Associates, a joint venture between Wells Fund III and Wells Real Estate Fund IV, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a four-story office building located in Jacksonville, Florida containing approximately 87,600 rentable square feet (the "Jacksonville IBM Project"), (iii) a development agreement with the Fund VII-VIII Joint Venture, a joint venture between Wells Real Estate Fund VII, L.P.("Wells Fund VII"), a public real estate program previously sponsored by the General Partners and their Affiliates, and Wells Fund VIII, for the development of a two-story office building containing approximately 62,000 rentable square feet located in Alachua County, near Gainesville, Florida (the "Gainesville Project"), and (iv) a development agreement with Fund VI, Fund VII and Fund VIII Associates, a joint venture among Wells Real Estate Fund VI, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, Wells Fund VII and Wells Fund VIII, for the development of a four-story office building containing approximately 92,964 rentable square feet located in Jacksonville, Florida (the "BellSouth Project"). The Greenville Project was completed on schedule, and International Business Machines Corporation ("IBM"), which leased approximately 23,312 rentable square feet of the building, took possession under its lease on April 16, 1991. The Jacksonville IBM Project was also completed on schedule, and IBM, which leased approximately 68,100 rentable square feet of the building, took possession under its lease on June 1, 1993. The Gainesville Project was completed in advance of schedule, and CH2M Hill,

Inc., which leased approximately 50,000 rentable square feet of the building, took possession under its lease on December 18, 1995. The BellSouth Project was also completed in advance of schedule, and BellSouth, which leased approximately 64,558 rentable square feet of the building, took possession under its lease on May 20, 1996.

        The President of the Developer is David M. Kraxberger. Mr. Kraxberger has been in the real estate business for over 17 years. Since 1984, and prior to becoming President of the Developer, Mr. Kraxberger served as Senior Vice President of office development for The Oxford Group, Inc., an Atlanta based real estate company with operations in seven southeastern states. Mr. Kraxberger holds a Masters Degree in Business Administration from Pepperdine University in Los Angeles, California, and is a member of the Urban Land Institute and the National Association of Industrial Office Parks. Mr. Kraxberger also holds a Georgia real estate license. Pursuant to the terms of a Guaranty Agreement, Mr. Kraxberger has personally guaranteed the performance of the Developer under the Development Agreement. Neither the Developer nor Mr. Kraxberger are affiliated with the Joint Venture, Wells Fund VIII, the Partnership or their General Partners.

        The primary responsibilities of the Developer under the Development Agreement include (i) the supervision, coordination, administration and management of the work, activities and performance of the architect, Strang, Inc., under the Architect's Agreement (as described below) and the contractor, Kraemer Brothers, Inc., under the Construction Contract (as described below);
(ii) the implementation of a development budget (the "Development Budget") setting forth an estimate of all expenses and costs to be incurred with respect to the planning, design, development and construction of the Project; (iii) the review of all applications for disbursement made by or on behalf of the Joint Venture under the Architect's Agreement and the Construction Contract; (iv) the supervision and management of tenant build-out at the Project; and (v) the negotiation of contracts with, supervision of the performance of, and review and verification of applications for payment of the fees, charges and expenses of such design and engineering professionals, consultants and suppliers as the Developer deems necessary for the design and construction of the Project in accordance with the Development Budget.

        The Developer will also perform other services typical of development managers including, but not limited to, arranging for preliminary site plans, surveys and engineering plans and drawings, overseeing the selection by the Contractor of major subcontractors and reviewing all applicable building codes, environmental, zoning and land use laws and other applicable local, state and federal laws, regulations and ordinances concerning the development, use and operation of the Project or any portion thereof. The Developer is required to advise the Joint Venture on a weekly basis as to the status of the Project and submit to the Joint Venture monthly reports with respect to the progress of construction, including a breakdown of all costs and expenses under the Development Budget. The Developer is required to obtain prior written approval from the Joint Venture before incurring and paying any costs which will result in aggregate expenditures under any one category or line item in the Development Budget exceeding the amount budgeted therefor. If the Developer determines at any time that the Development Budget is not compatible with the then prevailing status of the Project and will not adequately provide for the completion of the Project, the Developer will prepare and submit to the Joint Venture for approval an appropriate revision of the Development Budget.

        In discharging its duties and responsibilities under the Development Agreement, the Developer has full and complete authority and discretion to act for and on behalf of the Joint Venture. The Developer has agreed to indemnify the Joint Venture from any and all claims, demands, losses, liabilities, actions, lawsuits, and other proceedings, judgments and awards, and any costs and expenses arising out of the negligence, fraud or any willful act or omission by the Developer. The Joint Venture has agreed to indemnify the Developer from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and any costs and expenses arising out of (i) any actions taken by the Developer within the scope of its duties or authority, excluding negligence, fraud or willful acts of the Developer, and
(ii) the negligence, fraud or any willful act or omission on the part of the Joint Venture.

        It is anticipated that the funds to be expended by the Joint Venture for the development and construction of the Project will be paid out of investor capital contributions of Wells Fund VIII and the Partnership, which are currently being held by the Agent pursuant to each partnership's respective Custodial Agency Agreement, with payments to be made after the Joint Venture has approved appropriate draw requests and submitted such requests to the Agent for payment. However, the Joint Venture may elect to provide funds to the Developer so that the

Developer can pay Joint Venture obligations with respect to the construction and development of the Project directly. All such funds of the Joint Venture which may be received by the Developer with respect to the development or construction of the Project will be deposited in a bank account approved by the Joint Venture. If at any time there are in the bank account funds of the Joint Venture temporarily exceeding the immediate cash needs of the Project, the Developer may invest such excess funds in savings accounts, certificates of deposit, United States Treasury obligations and commercial paper as the Developer deems appropriate or as the Joint Venture may direct, provided that the form of any such investment is consistent with the Developer's need to be able to liquidate any such investment to meet the cash needs of the Project.
The Developer will not be required to advance any of its own funds for the payment of any costs or expenses incurred by or on behalf of the Joint Venture in connection with the development of the Project. The Developer shall be reimbursed for all advances, costs and expenses paid for and on behalf of the Joint Venture. The Developer will not be reimbursed, however, for its own administrative costs or for costs relating to travel and lodging incurred by its employees and agents.

        As compensation for the services to be rendered by the Developer under the Development Agreement, the Joint Venture will pay a development fee of $250,000. The fee will be due and payable ratably (on the basis of the percentage of construction completed) as the construction and development of the Project is completed.

        The Joint Venture will also pay the Developer a "Cellular One Work Fee" of $250,000. The Cellular One Work Fee is for services rendered by the Developer with respect to the supervision and management of tenant build-out. The fee is due and payable in one lump sum upon the completion of the construction of the Project and the tenant improvements under the Cellular One Lease, provided that Cellular One has executed the Cellular One Lease described below and the term of the Cellular One Lease has commenced.

        The Developer may also receive additional fees in the event the Developer serves as the construction manager with respect to the supervision and management of tenant build-out relating to any rentable area of the Project which is not initially leased by Cellular One. Such fee shall be an amount equal to $2.30 multiplied by the number of square feet of rentable space built out. The Development Agreement also contains a provision appointing the Developer as the Joint Venture's non-exclusive agent during development and construction of the Project to offer for lease space which is not currently leased by Cellular One. The Developer will receive certain performance based lease-up fees equal to 5% of all gross base rents (excluding escalations in operating costs) actually paid by the tenant to the Joint Venture during each month of the initial term of such tenant's lease should the Developer lease space to additional tenants at the Project during the development and construction of the Project. The Joint Venture's obligation to pay these lease-up fees to the Developer would terminate ten years after the commencement date of the tenant's lease, even if the lease is extended beyond a ten year period.

        It is anticipated that the aggregate of all costs and expenses to be incurred by the Joint Venture with respect to the acquisition of the Property, the planning, design, development, construction and completion of the Project and the build-out of tenant improvements under the Cellular One Lease and tenant improvements for the premises not leased initially by Cellular One will total approximately $10,364,184, comprised of the following expenditures:

          Construction Contract                     $6,048,350
          Cellular One Tenant Improvements           1,500,000
          Tenant Improvements - Additional Space       435,000
          Land                                         833,941
          Closing Costs                                 32,000
          Leasing Concessions                          150,000
          Architectural Fees and Space Planning        406,054
          Signage                                       20,000
          Tenant Construction Fee                      250,000
          Development Fee                              250,000
          Developer Overhead                            75,000
          Marketing                                     34,300
          Survey and Engineering                        16,950
          Landscaping                                  132,798
          Appraisal Fee                                  5,000
          Contingency                                  174,791

The total of all the foregoing expenses anticipated to be incurred by the Joint Venture with respect to the Project, exclusive of costs relating to marketing, closing costs and tenant improvements for the premises not leased initially by Cellular One, will total approximately $9,891,919. Under the terms of the Development Agreement, the Developer has agreed that in the event that the total of all such costs and expenses exceeds $9,891,919, the amount of fees payable to the Developer shall be reduced by the amount of any such excess. Unless the fees otherwise payable to the Developer are reduced as set forth above, it is estimated that the total sums due and payable to the Developer under the Development Agreement will be approximately $500,000 (plus any fees earned relating to the lease-up of space not initially leased by Cellular One).

     In the event the Developer should for any reason cease to manage the development of the Project, the Joint Venture would have to locate a suitable successor development manager. No assurances can be given as to whether a suitable successor development manager could be found, or what the contractual terms or arrangement with any such successor would be.

     Construction Contract.  The Joint Venture entered into a construction
     ---------------------
contract (the "Construction Contract") on June 18, 1996 with the general contracting firm of Kraemer Brothers, Inc. (the "Contractor") for the construction of the Project. The Contractor is a Wisconsin corporation founded in 1948 specializing in commercial, industrial and institutional building. Based in Plain, Wisconsin, the Contractor has been ranked among the 300 largest contracting firms in the nation, and utilizes a work force of approximately 250 employees. The Contractor works with a variety of clients primarily in the midwest. The Contractor anticipates that it will complete the construction of office buildings totalling over $70 million in value in 1996. The Contractor reported net worth as of December 31, 1995 of approximately $19,300,000. According to information provided by the Contractor, the Contractor's key management team and key field personnel have an average tenure with the Contractor of over 17 years. The Contractor has not performed services with respect to any project previously developed by the General Partners or their Affiliates, and it not affiliated with the Joint Venture, Wells Fund VIII, the Partnership or the General Partners.

     Under the terms of the Construction Contract, the Contractor is responsible for the construction of the Project which will consist of a four-story steel framed office building with reflective insulated glass and brick exterior containing approximately 106,238 gross square feet. The Project site will have approximately 400 paved parking spaces. The Property is currently zoned to permit the intended development and operation of the Project as a commercial office building and has access to all utilities necessary for the development and operation of the Project, including water, electricity, sanitary sewer and telephone.

     The Construction Contract provides that the Joint Venture will pay the Contractor a fixed sum of $6,048,350 for the construction of the Project, excluding tenant improvements. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Project. In addition, the Contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the Project.

     The Joint Venture will make monthly progress payments to the Contractor which will be calculated based upon the portion of the contract sum properly allocable to the work completed, including allocable materials and equipment, less a retainage of 5%. The Joint Venture will pay the entire unpaid balance when the Project has been substantially completed, less such amounts as the Architect shall determine to be withheld for incomplete work and unsettled claims.

     The Contractor is required to work expeditiously and diligently to maintain progress in accordance with the construction schedule and to achieve substantial completion of the Project within the contract time. The Contractor is required to employ all such additional labor, services and supervision, including such extra shifts and overtime, as may be necessary to maintain progress in accordance with the construction schedule. It is anticipated that the Project will be completed on or before June 15, 1997. As described below, in the event the Project is not completed by December 31, 1997, Cellular One has the right to terminate the Agreement to Lease and would be under no obligation to enter into a lease.

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

     The Contractor will be responsible to the Joint Venture for the acts or omissions of its subcontractors and suppliers of materials and of persons either directly or indirectly employed by them. The Construction Contract also requires the Contractor to obtain and maintain, until completion of the Project, adequate insurance coverage relating to the Project, including insurance for workers' compensation, personal injury and property damage.

     Although completion or performance bonds are often obtained in connection with the development and construction of commercial properties such as the Project to reduce the risk of non-performance and to assure compliance with approved plans and specifications, due to the financial condition and historical performance of the Contractor, the General Partners have determined that the risks of non-performance by the Contractor do not justify the cost required to obtain a completion or performance bond with respect to the Project.

     The Construction Contract does not provide for the construction of the tenant improvements to be constructed pursuant to the Cellular One Lease. The Development Budget provides that construction costs with respect to the tenant improvements for the Cellular One Lease are budgeted at $1,500,012. The Cellular One Lease provides that Cellular One shall be responsible for the payment of all costs of the tenant improvements to the extent such costs exceed $1,500,000. The Developer will accept and award bids for the construction of the tenant improvements as soon as the architectural plans and specifications are completed for the construction of the tenant improvements, which bids are required to be provided to Cellular One on or before November 14, 1996 pursuant to the Cellular One Lease. If the contract for the construction of the tenant improvements is awarded to the Contractor, the parties will enter into a change order to add such construction work to the obligations of the Contractor under the Construction Contract.

     Architect's Agreement.  Strang, Inc. (the "Architect") will be the
     ---------------------
architect for the Project pursuant to the Architect's Agreement entered into with Wells Fund VIII and assigned pursuant to the terms of the Joint Venture to the Joint Venture. Architect is based in Madison, Wisconsin, was founded in 1935 and specializes in architecture, engineering and interior design services. The Architect has designed over 3,000 projects including facilities for corporate and commercial offices, research and development laboratories, education institutions, healthcare providers, and municipal, state and federal government agencies. The Architect has not performed services with respect to any project previously developed by the General Partners or their Affiliates, and is not affiliated with the Joint Venture, Wells Fund VIII, the Partnership or the General Partners.

     The Architect's basic services under the Architect's Agreement include the schematic design phase, the design development phase, the construction documents phase, the bidding or negotiation phase and the construction phase. During the schematic design phase, the Architect will prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of Project components. The Architect will be paid a fee of $44,100 for such services. During the design development phase, the Architect will prepare design development documents consisting of drawings and other documents to fix and describe the size and character of the entire Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate. The Architect will be paid $56,700 for these services. During the construction documents phase, the Architect will prepare construction documents consisting of drawings and specifications setting forth in detail the requirements for the construction of the Project. The Architect will be paid $77,700 for these services. During the bidding or negotiation phase, the Architect will assist the Joint Venture in obtaining bids or negotiated proposals and assist in awarding and preparing contracts for construction. The Architect will be paid $4,200 for these services. During the construction phase, the Architect is to provide administration of the Construction Contract and advise and consult with the Developer and the Joint Venture concerning various matters relating to the construction of the Project. The Architect is required to visit the Project site at intervals appropriate to the stage of construction and to become generally familiar with the progress and quality of the work and to determine if, in general, the work is proceeding in accordance with the contract schedule. The Architect is required to keep the Joint Venture informed of the progress and quality of the work. The Architect is also required to determine the amounts owing to the Contractor based on observations of the site and evaluations of the Contractor's application for payment and shall issue certificates for payment in amounts determined in accordance with the Construction Contract described above. The Architect will also conduct inspections to determine the date of completion of the Project and shall issue a final certificate for payment. The Architect will be paid $27,300 for its services performed during the construction phase.

     The total amount of fees payable to the Architect under the Architect's Agreement is $210,000. Payments will be paid to the Architect on a monthly basis in proportion to the services performed within each phase of service. In addition, the Architect and its employees and consultants will be reimbursed for expenses including, but not limited to, transportation in connection with the Project, living expenses in connection with out-of-town travel, long distance communications and fees paid for securing approval of authorities having jurisdiction over the Project. It is estimated that the reimbursable expenses in connection with the development of the Project will be approximately $37,554.

     Agreement to Lease.  On June 18, 1996, the Joint Venture entered into an
     ------------------
Agreement to Lease with Cellular One (the "Agreement to Lease") pursuant to which Cellular One agreed to enter into a lease in the form attached to and incorporated in the Agreement to Lease (the "Cellular One Lease") within 10 business days of the completion of the Project for 75,000 rentable square feet of the Project, comprising approximately 78% of the Project.

     Cellular One is a subsidiary of BellSouth Corporation and is a major nationwide provider of wireless communication services. Cellular One will utilize its leased office space in the Project as its Regional Headquarters Office for approximately 300 employees. Cellular One reported a net worth at December 31, 1995 of in excess of $150,000,000 and net income in excess of $10,000,000 in fiscal years 1994 and 1995, and recently projected that net income for fiscal 1996 would also be in excess of $10,000,000. BellSouth Corporation is a telecommunications company which reported in its consolidated financial statements for 1995 operating revenues of approximately $17.9 billion, net income of approximately $2.23 billion and net worth as of December 31, 1995 of approximately $11.8 billion.

     The initial term of the Cellular One Lease will be 9 years and 11 months to commence 15 days after the Project is substantially completed and the Joint Venture delivers possession of the leased premises to Cellular One, which is expected to be approximately June 15, 1997. Cellular One has the option to extend the initial term of the Cellular One Lease for two successive five year periods. Each extension option must be exercised, if at all, no less than 12 months prior to the expiration of the then current lease term.

     The annual base rent payable under the Cellular One Lease will be $862,500 payable in equal monthly installments of $71,875 during the first five years of the initial term, and $975,000 payable in equal monthly installments of $81,250 during the last four years and 11 months of the initial term. The annual base rent for each extended term under the Cellular One Lease will be the market rental rate for the period covered by the extended term. The term "market rental rate" is defined in the Cellular One Lease as the annual rental rate per square foot of rentable area then being charged by landlords under new leases of office space in the metropolitan Madison, Wisconsin market for similar space in a building of comparable quality with comparable parking and other amenities. The Cellular One Lease provides that if the parties cannot agree on the appropriate market rental rate, the market rental rate shall be established by using the average of three appraisals. In addition to the base rent, Cellular One is required to pay additional rent equal to its share of all "operating expenses" during the lease term. "Operating expenses" is defined to include all expenses, costs and disbursements (excluding specific costs billed to specific tenants of the building) of every kind and nature, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including compensation of employees engaged in the operation, management or maintenance of the Project, supplies, equipment and materials, utilities, repairs and general maintenance, insurance, a management fee in the amount of 3% of the gross rental income from the Project (exclusive of sales tax on rental income or management fees collected with respect thereto) and all taxes and governmental charges attributable to the Project or its operation (excluding taxes imposed or measured on or by the income of the Joint Venture from the operation of the Project).

     Under the terms of the Cellular One Lease, the Joint Venture is responsible for a tenant improvement allowance of $1,500,000 (calculated at the rate of $20.00 per square foot of the rentable floor area to be leased to Cellular One). In addition, the Joint Venture has agreed to provide Cellular One an allowance of $5,000 for exterior identification signage.

     The terms of the Cellular One Lease provide that Cellular One has a right of first refusal for the lease of any space in the building not initially leased by Cellular One. In the event that the Joint Venture has secured a potential tenant for such space, the Joint Venture has agreed to give Cellular One 10 business days to exercise its right on the terms and conditions proposed by the new potential tenant.

     Under the terms of the Cellular One Lease, Cellular One has an option, exercisable by providing at least five months notice to the Joint Venture, to lease from the Joint Venture for the balance of the lease term, all rentable floor area on the second floor of the building as of the exercise of the expansion option, except for such rentable floor area which has been leased by the Joint Venture to Cellular One or a third party for a term extending beyond the commencement of the sixth year of the lease term. Cellular One shall specify in its notice of exercise of the expansion option the portion of the available space to be leased by Cellular One, and in the event Cellular One exercises the expansion option with respect to less than all of the then-existing available space, the expansion space must have a configuration which is commercially usable, and any portion of the available space not so leased by Cellular One must have a configuration which is commercially usable. In the event Cellular One exercises its expansion option, the Joint Venture will be required to provide a tenant improvement allowance of $10.00 per square foot of rentable floor area of the expansion space which has not previously been improved for any other tenant and $8.00 per square foot of rentable floor area for any portion of the expansion space which has been previously improved for another tenant. Cellular One shall be responsible for all costs of tenant improvements which exceed such amounts to be paid by the Joint Venture. The expansion space shall be leased by Cellular One from the Joint Venture on the terms and conditions of the Cellular One Lease then in effect, including Cellular One's obligation to pay base rental at the then-applicable base rental rate and to pay Cellular One's share of operating expenses as additional rent. The commencement of the lease of the expansion space shall be the earlier to occur of 60 days after the Joint Venture makes the expansion space available to Cellular One for the commencement of tenant improvements or the date Cellular One actually occupies any portion of the expansion space.

     Under the terms of the Agreement to Lease, if for any reason other than certain excusable delays, the Joint Venture fails to complete construction of the Project on or before August 31, 1997, the Joint Venture shall have an additional 30 days until September 30, 1997 to complete the Project, during which time the Joint Venture shall reimburse Cellular One for the difference in the rent that would have been charged under the Cellular One Lease and the amount of rent actually incurred by Cellular One as a result of the Joint Venture's failure to complete the Project. In addition, Cellular One has the right to terminate the Agreement to Lease and would be under no obligation to execute the Cellular One Lease if the Joint Venture has not completed the Project by December 31, 1997. Accordingly, in the event that the Contractor fails to complete construction of the Project by such date, Cellular One will have the right to terminate the Agreement to Lease and would be under no obligation to execute the Cellular One Lease. If this were to occur, no assurances can be given that the Joint Venture would be able to locate or obtain other suitable tenants for the Project.

     Property Management Fees.  Following construction and completion of the
     ------------------------
Project, property management and leasing services will be performed by Wells Management Company, Inc. (the "Property Manager"), a Georgia corporation affiliated with the General Partners. As compensation for its services, the Property Manager will receive fees equal to 3% of the gross revenues for property management services and 3% of the gross revenues for leasing services with respect to the Project. In addition, the Property Manager will receive a one-time initial lease-up fee relating to the Cellular One Lease equal to the first month's rent plus 5% of the gross revenues over the initial term of the Cellular One Lease. In addition, the Property Manager may also receive initial lease-up fees relating to the lease-up of space not initially leased by Cellular One, as provided in the Prospectus.

     Lease-Up Risk.  As set forth above, Cellular One has agreed to lease
     -------------
approximately 78% of the Project. However, since the Joint Venture has not yet obtained any leases for the remaining approximately 22% of office space at the Project, the Joint Venture will be subject to the normal lease-up risks of a new commercial office building with respect to the unleased portion of the Project. No assurances can be given that the Joint Venture will be able to attract or obtain suitable tenants for the remaining approximately 22% of space at the Project or that it will be able to attract or obtain suitable tenants for the space initially leased by Cellular One upon the expiration of its lease.

MANAGEMENT

     The information contained on pages 40-44 of the Prospectus in the "MANAGEMENT" section of the Prospectus is revised as of the date of this Supplement by deletion of such section and insertion of the following section in lieu thereof:

                                   MANAGEMENT

THE GENERAL PARTNERS

     The General Partners of the Partnership are: Wells Partners, L.P., a Georgia limited partnership, and Mr. Leo F. Wells, III, individually.

     WELLS PARTNERS, L.P. Wells Partners, L.P. ("Wells Partners") has Wells Capital, Inc. ("Wells Capital"), a Georgia corporation formed in April 1984, as its sole general partner. The executive offices of both Wells Partners and Wells Capital are located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092. Financial statements of Wells Partners and Wells Capital are included in this Prospectus at Appendix I. Leo F. Wells, III is the sole shareholder, sole Director and the President of Wells Capital. (See "CONFLICTS OF INTEREST.")

     As of December 31, 1995, the net worth of Wells Partners was in excess of $1,170,000 on an estimated fair market value basis, and in excess of $129,000 on a generally accepted accounting principles (GAAP) basis; however, the net worth of Wells Partners consists almost entirely of partnership interests in real estate limited partnerships and, therefore, does not represent liquid assets.

     The principal officers and directors of Wells Capital are as follows:

Name                          Positions
- ----                          ---------

Leo F. Wells, III             President and Sole Director

Brian M. Conlon               Executive Vice President

Louis A. Trahant              Vice President of Sales and Operations

Edna B. King                  Vice President of Investor Services

Luther M. Boggs, Jr.          Vice President of Marketing

     LEO F. WELLS, III (age 52) is the President and sole Director of Wells Capital. In addition, he is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the sole Director and President of Wells Management Company, Inc., a property management company he founded in 1983; Wells Investment Securities, Inc., a registered securities broker-dealer formed in 1984; and Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs. Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of

Realtors Million Dollar Club. From 1980 to February 1985, he served as Vice-President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

     Mr. Wells has over 25 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 23 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties, a majority of which are located in suburban areas of metropolitan Atlanta, Georgia. As of May 31, 1996, these 23 real estate limited partnerships represented investments totaling approximately $224,219,656 from approximately 22,113 investors. (See "PRIOR PERFORMANCE SUMMARY.")

     As of December 31, 1995, Mr. Wells' net worth (exclusive of home, automobiles and home furnishings) was approximately $1,498,000 on an estimated fair market value basis. Mr. Wells' net worth consists principally of investments in real estate, interests in retirement plans, notes receivable and his stock in Wells Capital and other closely held corporations and, therefore, does not represent liquid assets or assets which are readily marketable. (See "RISK FACTORS.")

     The combined net worth of the General Partners as of December 31, 1995, on an estimated fair market value basis, was in excess of $2,668,000. When the net worth of Wells Partners is calculated on a generally accepted accounting principles (GAAP) basis (i.e. Wells Partners' investments are valued at cost instead of estimated fair market value), the combined net worth of the General Partners as of December 31, 1995 was approximately $1,627,000. However, the General Partners' net worth consists primarily of interests in real estate and closely-held businesses, and thus such net worth is substantially illiquid and not readily marketable. (See "RISK FACTORS.")

     BRIAN M. CONLON (age 38) is the Executive Vice President of Wells Capital. Mr. Conlon joined Wells Capital in 1985 as a Regional Vice President, served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP), a general securities principal and a Georgia real estate broker. Mr. Conlon also holds the certified commercial investment member
(CCIM) designation of the Commercial Investment Real Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

     LOUIS A. TRAHANT (age 50) is Vice President of Sales and Operations for Wells Capital. He is responsible for the internal sales support provided to regional vice presidents and to registered representatives of broker-dealers participating in offerings of the public partnerships. Mr. Trahant is also responsible for statistical analysis of sales-related activities, development of office and communication systems, and hiring of administrative personnel. Mr. Trahant joined Wells Capital in 1993 as Vice President for Marketing of the Southern Region and assumed his current position in 1995. Prior to joining Wells Capital, Mr. Trahant had extensive sales and marketing experience in the commercial lighting industry. He is a graduate of Southeastern Louisiana University, a member of the International Association for Financial Planning
(IAFP) and holds a Series 22 license.

     EDNA B. KING (age 60) is the Vice President of Investor Services for Wells Capital. She is responsible for processing new investments, sales reporting and investors communications. Prior to joining Wells Capital in 1985, Ms. King served as the Southeast Service Coordinator for Beckman Instruments and an office manager for a regional office of Commerce Clearing House. Ms. King holds an Associate Degree in Business Administration from DeKalb Community College in Atlanta, Georgia and has completed various courses at the University of North Carolina at Wilmington.

     LUTHER M. BOGGS, JR. (age 28) is Vice President of Marketing for Wells Capital. He coordinates the development of marketing and sales materials promoting the public partnerships. Prior to joining Wells Capital in 1995, Mr. Boggs was a marketing and public relations consultant. He is a graduate of the University of Georgia and completed a post-graduate course of study at Ohio University.

MANAGEMENT

     The General Partners of the Partnership, Mr. Wells and Wells Partners, will be responsible for the direction and management of the Partnership, including acquisition, construction and property management. Any action required to be taken by the General Partners shall be taken only if it is approved, in writing or otherwise, by both General Partners, unless the General Partners agree between themselves to a different arrangement for the approval of action of the General Partners. The powers and duties of the General Partners are described in Article XI of the Partnership Agreement. The compensation payable to the General Partners for performance of their duties is set forth in "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES."

     A change in management of the Partnership may be accomplished by removal of the General Partners or the designation of a successor or additional General Partner, in each case in accordance with the provisions of the Partnership Agreement. The Partnership Agreement provides that a General Partner may be removed and a new General Partner elected upon the written consent or affirmative vote of Limited Partners owning more than 50% of the Units. The Partnership Agreement further provides that a General Partner may designate a successor or additional General Partner with the consent of all other General Partners and Limited Partners holding more than 50% of the Units, after providing 90 days written notice to the General Partners and Limited Partners and provided that the interests of the Limited Partners are not affected adversely thereby. Generally, except in connection with such a designation, no General Partner shall have the right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign his or its interest without the consent of the Limited Partners holding more than 50% of the Units. (See "SUMMARY OF PARTNERSHIP AGREEMENT.")

     PROPERTY MANAGER. Partnership Properties will be managed and leased initially by Wells Management Company, Inc., a Georgia corporation which is owned by Mr. Wells. Its compensation for management of commercial and industrial properties will be a 3% leasing fee and a 3% management fee (totalling 6% of the gross revenues from the operations of each property). A special one-time leasing fee may be paid on the first leases for newly constructed properties. This fee must be competitive, and the amount of this fee received by Wells Management Company, Inc. will be reduced by any amount paid to an outside broker. The General Partners believe these terms will be no less favorable to the Partnership than those customary for similar services in the relevant geographic area. Depending upon the location of certain Partnership Properties and other circumstances, unaffiliated property management companies may be retained to render property management services for some Partnership Properties. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     In the event that Wells Management Company, Inc. assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

     Wells Management Company, Inc. is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which the General Partners and their Affiliates operate or in which Mr. Wells owns an interest. Wells Management Company, Inc. currently manages in excess of 1,500,000 square feet of office buildings and shopping centers.

     Mr. Wells is the sole shareholder, sole Director and President of Wells Management Company, Inc. (See "CONFLICTS OF INTEREST.") The other principal officers of Wells Management Company, Inc. are Michael C. Berndt, Vice President and Chief Financial Officer, Annakay Warden, Vice President and Director of National Leasing and Tenant Relations, M. Scott Meadows, Vice President of Property Management, Robert H. Stroud, Vice President of Leasing, and Michael L. Watson, Vice President of Development.

     The property manager will hire, direct and establish policies for the Partnership's employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other Partnership employees may be employed on a part-time basis and may also be employed by one or more of the following: (i) the General Partners; (ii) the property manager;
(iii) other partnerships organized by the General Partners and their Affiliates; and (iv) other persons or entities owning properties managed by the property manager. The property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

     The management fees to be paid to Wells Management Company, Inc. will cover, without additional expense to the Partnership, the property manager's general overhead costs such as its expenses for rent and utilities. However, certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel of Wells Management Company, Inc. (other than controlling persons of the General Partners or their Affiliates) may be reimbursed by the Partnership to the extent such expenses are directly related to the management of a specific Partnership Property.

     The principal office of Wells Management Company, Inc. is located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

     DEALER MANAGER. Wells Investment Securities, Inc. (the "Dealer Manager"), a member firm of the NASD, was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of real estate limited partnerships which may from time to time be sponsored by the General Partners and their Affiliates.

     The Dealer Manager will provide certain wholesaling, sales promotional and marketing assistance services to the Partnership in connection with the distribution of the Units offered hereby. It may also sell a limited number of Units at the retail level. (See "PLAN OF DISTRIBUTION.")

     Mr. Wells is the sole shareholder, the sole Director and President of Wells Investment Securities, Inc. (See "CONFLICTS OF INTEREST.") Brian M. Conlon serves as Vice President of Wells Investment Securities, Inc.

     IRA CUSTODIAN. Wells Advisors, Inc. was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of real estate limited partnerships sponsored by the General Partners and their Affiliates. Wells Advisors, Inc. charges no fees for such services. Wells Advisors, Inc. was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors, Inc. acts as an IRA custodian, the authority of Wells Advisors, Inc. is limited to holding the Units on behalf of the beneficiary of the IRA and making distributions or reinvestments in Units solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. is not authorized to vote any of the Units held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the sole Director and President and owns 50% of the common stock and all of the preferred stock of Wells Advisors, Inc.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information contained on page 52 of the Prospectus in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

     The Partnership commenced operations on February 12, 1996, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of June 24, 1996, the Partnership had raised a total of $12,570,080 in offering proceeds (1,257,008 Units), comprised of $9,872,260 raised from the sale of Class A Status Units (987,226 Class A Status Units) and $2,697,820 raised from the sale of Class B Status Units (269,782 Class B Status Units). After the payment of $439,953 in Acquisition and Advisory Fees, payment of $1,885,512 in selling commissions and organizational and offering expenses, the investment of $487,444 in the Joint Venture, as of June 24, 1996, the Partnership was holding net offering proceeds of $9,757,171 available for investment in properties.